Exhibit 1.1

NU HOLDINGS LTD.

Class A Ordinary Shares, par value US$0.000006666666667 per share including in the form of Brazilian Depositary Receipts (each representing 1/6th of a Class A

Ordinary Shares)

Underwriting Agreement

[•], 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

as Representatives of the

several International Underwriters listed

in Schedule II hereto

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Nu Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes to issue and sell to the several International Underwriters named in Schedule II hereto (the “International Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are acting as representatives (the “Representatives”), pursuant to this international underwriting (this “Agreement”), an aggregate of [•] Class A ordinary shares, US$0.000006666666667 par value per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several International Underwriters not more than an additional [•] Class A ordinary shares, US$0.000006666666667 par value per share, of the Company (the “Additional Shares”). The Representatives shall determine whether to exercise, on behalf of the International Underwriters, the right to purchase such Class A ordinary shares granted to the International Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.”

In addition to the Firm Shares sold pursuant to this Agreement, the Company is concurrently entering into a certain Instrumento Particular de Contrato de Coordenação, Colocação e Garantia Firme de Liquidação de Certificados de Depósito de Ações Ordinárias Classe A de Emissão da Nu Holdings Ltd. (the “Brazilian Underwriting Agreement”) dated the date hereof, among the Company and Nu Invest Corretora de Valores S.A., Banco Morgan Stanley S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Banco HSBC S.A., UBS Brasil Corretora de Cambio, Títulos e Valores Mobiliários S.A. and Banco Safra S.A. (the “Brazilian Underwriters”), providing for the sale by the Company of an aggregate [•] Class A ordinary shares of the Company issued in the form of Brazilian Depositary Receipts (the “BDRs”), each BDR representing one-sixth of a Class A ordinary share, US$0.000006666666667 par value per share, of the Company. The Class A ordinary shares of the Company represented by the BDRs are hereinafter referred to as the “Offered BDRs.”

The Offered Shares and the Offered BDRs, including the Class A ordinary shares, US$0.000006666666667 par value per share, of the Company underlying the Offered BDRs, are hereinafter referred to, collectively, as the “Offered Securities.” The ordinary shares, US$0.000006666666667 par value per share, of the Company, to be outstanding after giving effect to the sales contemplated hereby and by the Brazilian Underwriting Agreement, including the Class A ordinary shares, US$0.000006666666667 par value per share, of the Company underlying the BDRs, are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-260649), including a preliminary prospectus, relating to the Offered Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Offered Securities (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

In connection with the offer and sale of the Offered BDRs pursuant to the Brazilian Underwriting Agreement, the Company has prepared a Portuguese-language Brazilian preliminary prospectus, dated [•], 2021, including the Formulário de Referência attached therein and any and all amendments, supplements and exhibits thereto, to be distributed in connection with the offer and sale of the Offered BDRs in Brazil (the “Preliminary Brazilian Prospectus”), a Portuguese language final prospectus, dated as of the date hereof, including the Formulário de Referência attached therein and any and all amendments, supplements and exhibits thereto, to be distributed in connection with the offer and sale of the Offered BDRs in Brazil (the “Final Brazilian Prospectus” and, together with the Preliminary Brazilian Prospectus, each a “Brazilian Prospectus” and, together, the “Brazilian Prospectuses”).

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the International Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the

Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon Underwriter Information (as defined in Section 11(c) hereto).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in the Cayman Islands and each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing (or the foreign equivalent, to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company has been listed in Schedule VI hereto.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) As of the Closing Date, the authorized share capital of the Company will conform as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Ordinary Shares outstanding prior to the issuance of the Offered Securities to be sold by the Company, have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Offered Securities to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Offered Securities will not be subject to any preemptive or similar rights or rights of first offer, first refusal or similar rights that have not been validly waived.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the memorandum and articles of association of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i), (iii) and (iv) above, where such contravention would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as has previously been obtained and such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Brazilian Securities Commission (the “CVM”) and the B3 (as defined below), in each case, in connection with the offer and sale of the Offered Securities.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal, arbitral or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and each of its subsidiaries, taken as a whole, (i) are in compliance with any and all applicable federal, state and local laws and regulations, foreign and domestic, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement, except as have been validly waived or complied with in connection with the issuance and sale of the Offered Securities contemplated hereby and as have been described in the Time of Sale Prospectus and the Prospectus.

(r) (i) None of the Company or any of its subsidiaries, or any director or officer thereof, nor, to the Company’s knowledge, any employee, affiliate, agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, Brazil’s Anticorruption Law (Laws No. 12,846/2013 and 8,429/1992) and Brazilian Decree 8,420/2015 or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); (ii) the Company and each of its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained in this paragraph; and (iii) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(s) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) None of the Company, any of its subsidiaries, or any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv) The Company and each of its subsidiaries have adopted and implemented, and will routinely update and continue to implement, a risk-based Sanctions compliance program that takes account of the Company’s size, sophistication, products, services, customers, counterparties, and the geographic locations where it operates.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(v) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than intellectual property, which is covered by Section 1(w) below) owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(w) Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own or have a valid license to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) none of the Intellectual Property Rights owned by the Company or any of its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company or any of its subsidiaries, have been adjudged invalid or unenforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated, where the basis of such breach or violation relates to the ownership by the Company or any of its subsidiaries of any Intellectual Property Rights; and (vii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(x) Except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and

GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries that the Company intends or intended to maintain as proprietary or (B) any software code or other technology owned by the Company or any of its subsidiaries that the Company intends or intended to maintain as proprietary to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) disclosed or redistributed at no charge.

(y) Except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied and are presently in compliance with all of their internal and external privacy policies, contractual obligations, applicable industry standards with which they have publicly represented compliance or that are binding on the Company or its subsidiaries pursuant to contract or applicable law or regulation, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries and any other applicable legal obligations, in each case, relating to the privacy, collection, use, processing, transfer, import, export, storage, protection, security, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data in their possession, custody or control (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or complaint regarding non-compliance with any Data Security Obligation by the Company or any of its subsidiaries; and (iii) there is no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened, alleging non-compliance with any Data Security Obligation by, or involving any Data or technology security related incidents of, the Company or any of its subsidiaries.

(z) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, the Company and each of its subsidiaries have taken all technical, physical, administrative and organizational measures reasonably necessary to protect the information technology systems, platform, software and applications owned, operated or outsourced by the Company and its subsidiaries, and Data, including as used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures that are consistent with Data Security Obligations, including oversight, access controls, encryption, technological and physical safeguards and vendor management, incident response and business continuity/disaster recovery and security plans that are designed to protect against a data breach or security incident, and to prevent the destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise to the confidentiality, integrity, availability or misuse of, any information technology system, platform, software, applications or Data, as used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the knowledge of the Company and except as disclosed in the Time of Sale Prospectus and the Prospectus under the caption, “Risk Factors—Risks Relating to Intellectual Property, Privacy and Cybersecurity—Unauthorized disclosure of, improper access to, or destruction or modification of data through cybersecurity breaches, computer viruses or otherwise, or disruptions to our systems or services, could expose us to liability, protracted and costly litigation and damage our reputation,” there has been no such Breach, and the Company and its subsidiaries have not been notified in writing of, and have no knowledge of, any event, malware, vulnerability or condition that would reasonably be expected to result in, any such Breach.

(aa) The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Company’s share capital, under the caption “Taxation,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(bb) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act. The Company is in compliance with the listing and corporate governance requirements under the regulations of the New York Stock Exchange applicable to the Company, and in each case, has no reason to believe that it will not be able to comply with such requirements upon their effectiveness.

(cc) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, customers or contractors that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) Except as disclosed in the Time of Sale Prospectus and the Prospectus under the caption, “Risk Factors—Risks Relating to Our Business and Industry—Our insurance policies may not be sufficient to cover all claims,” the Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or other applicable organization document), (ii) in violation of any Cayman Islands, Brazilian, U.S. or other applicable statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Time of Sale Prospectus and the Prospectus, including but not limited to licenses issued by the Central Bank of Brazil (Banco Central do Brasil) and applicable regulatory authorities in Mexico and Colombia, except when the failure to obtain such licenses, certificates, authorizations or permits would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in respect of the Company’s interim financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived, in each case in all material respects.

(hh) KPMG Auditores Independentes, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Time of Sale Prospectus and the Prospectus under the captions “Risk Factors—Risks Relating to Our Business and Industry— We have identified material weaknesses in our internal control over financial reporting for the year ended December 31, 2020 and, if we fail to remediate such deficiencies (or identify and remediate other material weaknesses) and maintain effective internal controls over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Weakness in Internal Controls and Remediation,” since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(jj) (i) The Company and each of its subsidiaries have established and maintain effective disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the applicable requirements of the Exchange Act and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; and (ii) such disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(kk) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ll) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns in Brazil, Mexico, Colombia and any other applicable jurisdiction required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which provisions required by IFRS have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any unpaid tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(mm) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(nn) Neither the Company nor any of its subsidiaries or affiliates, has taken or will take, directly or indirectly, any action designed to, or which could reasonably be expected to cause or result in, any stabilization or manipulation of the price of any equity security of the Company to facilitate the initial sale or resale of the Offered Securities under the Exchange Act, or otherwise, except for any such actions taken or that will be taken by the International Underwriters or the Brazilian Underwriters, as to which the Company makes no representation. Neither the Company nor any of its subsidiaries or affiliates has issued or will issue, without the prior consent of the Representatives, any stabilization announcement referring to the proposed issue of Offered Securities.

(oo) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications engaged in with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives and Allen & Company LLC to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives and Allen & Company LLC have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(pp) As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information.

(qq) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Offered Securities in cash may be freely remitted out of the Cayman Islands and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of the Cayman Islands.

(rr) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the International Underwriters, the Company or any of its subsidiaries in the Cayman Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Offered Securities, (iii) the sale and delivery of the Offered Shares to the International Underwriters or purchasers procured by the International Underwriters, or (iv) the resale and delivery of the Offered Shares by the International Underwriters in the manner contemplated herein.

(ss) The Company does not expect to be a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its current taxable year.

(tt) It is not necessary under the laws of the Cayman Islands (i) to enable the International Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Company of the Offered Securities, for any of the International Underwriters to be qualified or entitled to carry out business in the Cayman Islands.

(uu) This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement.

(vv) The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(ww) The courts of the Cayman Islands would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(xx) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 20(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands.

(yy) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by the courts of the Cayman Islands. The Company has the power to submit, and pursuant to Section 20(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20(a)), and has the power to designate, appoint and empower, and pursuant to Section 20(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(zz) There is no material inconsistency between the information relating to the Company and its subsidiaries contained in each of the Brazilian Preliminary Prospectus and the Final Brazilian Prospectus, on the one hand, and the information relating to the Company and its subsidiaries contained in each of the Prospectus, the Time of Sale Prospectus and any preliminary prospectus, on the other hand, except in each case for differences in form pursuant to reporting requirements applicable to each of the Brazilian Preliminary Prospectus and Final Brazilian Prospectus.

(aaa) The holders of Ordinary Shares, BDRs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or BDRs (such Ordinary Shares, BDRs or other such securities collectively, the “Securities”) representing substantially all of the Securities that have not delivered executed Lock-up Agreements (as defined below) to the Representatives as of the date hereof are bound by market standoff provisions with the Company that impose restrictions on transfer (subject to certain exceptions set forth in such provisions) with respect to such holder’s securities during the Restricted Period (as defined in Section 7(n)) without the consent of the Company (“Market Standoff Provisions”) that are enforceable by the Company. Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the lock-up agreement substantially in the form attached as Exhibit A hereto (the “Lock-up Agreement”).

2. [Reserved].

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule II hereto opposite its name at US$[•] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the International Underwriters the Additional Shares, and the International Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the International Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the International Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Company is advised by the Representatives that the International Underwriters propose to make a public offering of their respective portions of the Offered Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Offered Shares are to be offered to the public initially at US$[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[•] a share under the Public Offering Price, and that any International Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] a share, to any International Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on December [•], 2021, or at such other time on the same or such other date, not later than [•], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters, against payment of the Purchase Price therefor. The Purchase Price payable by the International Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the International Underwriters in connection with the transfer of the Offered Shares to the International Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the International Underwriters’ Obligations. The obligation of the Company to sell the Offered Shares to the International Underwriters, the several obligations of the International Underwriters to purchase and pay for the Offered Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the International Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by two executive officers of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and an incumbency certification stating on behalf of the Company the incumbency of the executive officers of the Company signing this Agreement and any certificates on behalf of the Company.

(c) [reserved].

(d) The International Underwriters shall have received on the date of the Prospectus at a time prior to the execution of this Agreement and on the Closing Date, a certificate, dated the date of the Prospectus and the Closing Date, respectively, and signed by the chief financial officer of the Company, in form and substance reasonably acceptable to the Representatives.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(e) The International Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance acceptable to the Representatives.

(f) The International Underwriters shall have received on the Closing Date an opinion of Campbells LLP, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance acceptable to the Representatives.

(g) The International Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Pinheiro Neto Advogados, Brazilian counsel for the Company, dated the Closing Date, in form and substance acceptable to the Representatives.

(h) The International Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of White & Case LLP, U.S. counsel for the International Underwriters, dated the Closing Date, in form and substance acceptable to the Representatives.

(i) The International Underwriters shall have received on the Closing Date an opinion and a negative assurance letter of Mattos Filho, Veiga Filho, Marrey Junior e Quiroga Advogados, Brazilian counsel for the International Underwriters, dated the Closing Date, in form and substance acceptable to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 6(e), 6(g), 6(h) and 6(i) above, counsels may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions described in Sections 6(e) through 6(i) above shall be rendered to the International Underwriters at the request of the Company and shall so state therein.

(j) The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from KPMG Auditores Independentes, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each of the letters delivered on the date hereof and the Closing Date shall use a “cut-off date” not earlier than three business days prior to the date thereof, as the case may be.

(k) The Lock-up Agreements between the Representatives and those certain shareholders, officers and directors of the Company listed on Schedule V shall be in full force and effect on the Closing Date.

(l) The closing of the purchase of the Offered BDRs pursuant to the Brazilian Underwriting Agreement shall occur concurrently with the closing of the purchase of the Firm Shares described herein.

(m) The Company’s registration as a category “A” foreign issuer (registro de emissor estrangeiro categoria “A”) with the CVM shall have been effected.

(n) The listing of the Offered BDRs on the B3 S.A. – Brasil, Bolsa, Balcão (“B3”) shall be in full force and effect and the listing of the Offered Shares on the New York Stock Exchange shall be in full force and effect.

(o) The Company shall have appointed its authorized service of process agent as set forth in Section 20.

(p) The several obligations of the International Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed on behalf of the Company by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) [reserved];

(iii) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, in form and substance reasonably acceptable to the Representatives;

(iv) an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise in form and substance acceptable to the Representatives;

(v) an opinion of Campbells LLP, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise in form and substance acceptable to the Representatives;

(vi) an opinion and a negative assurance letter of Pinheiro Neto Advogados, Brazilian counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise in form and substance acceptable to the Representatives;

(vii) an opinion and a negative assurance letter of White & Case LLP, United States counsel for the International Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise in form and substance acceptable to the Representatives;

(viii) an opinion and a negative assurance letter of Mattos Filho, Veiga Filho, Marrey Junior e Quiroga Advogados, Brazilian counsel for the International Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise in form and substance acceptable to the Representatives;

(ix) a letter dated the Option Closing Date, in form and substance satisfactory to the International Underwriters, from KPMG Auditores Independentes, independent public accountants, substantially in the same form and substance as the letter furnished to the International Underwriters pursuant to Section 6(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(x) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be purchased on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each International Underwriter as follows:

(a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) (which may be an electronic facsimile) and for delivery to each other International Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriters that the International Underwriters otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the

International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the International Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offered Shares may have been sold by the Representatives on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable (which may be satisfied by the Company filing its Annual Report on Form 20-F with the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (ii) completion of the Restricted Period referred to in Section 7.

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) The Company shall pay, and shall indemnify and hold the International Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, income, capital gains or other similar taxes or duties imposed under the laws of the Cayman Islands and Brazil or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Offered Securities, (iii) the sale and delivery of the Offered Shares to the International Underwriters or purchasers procured by the International Underwriters, or (iv) the resale and delivery of the Offered Shares by the International Underwriters in the manner contemplated herein.

(l) The Company will use its reasonable best efforts to maintain the BDRs listed on the B3 after the Closing Date, for so long as the Company is a public company in Brazil.

(m) The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, and will not publicly disclose an intention to, during the period ending on the earlier of (x) the date of the Company’s public release of earnings as of and for the three months ended March 31, 2022 and (y) the 181st day after the date of the Prospectus (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, BDRs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Securities.

(n) The restrictions contained in the preceding paragraph shall not apply to: (A) the Offered Securities to be sold hereunder and under the Brazilian Underwriting Agreement (including, for the avoidance of doubt, the issuance of Class A ordinary shares of the Company underlying BDRs reserved for issuance (and the issuance of such BDRs) under the Company’s Customer Program as described in the Prospectus); (B) the issuance by the Company of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise, conversion or settlement and in respect of tax withholding payments due upon the exercise of options or the vesting of equity-based awards) or the settlement of restricted share units or other equity awards (including net settlement and in respect of tax withholding payments), in each case outstanding on or prior to the date hereof and described in each of the Time of Sale Prospectus and Prospectus; (C) grants of options, share awards, restricted shares, restricted share units or other equity awards and the issuance of Securities (whether upon the exercise of options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Prospectus, provided that any recipient of Securities pursuant to this clause (C) during the Restricted Period shall execute and deliver to Morgan Stanley a lock-up letter substantially in the form of Exhibit A hereto covering such Securities for the remainder of the Restricted Period (as defined in such lock-up letter) applicable to such recipient, to the extent such Securities held by such person are not otherwise bound by a lock-up letter in the form attached as Exhibit A hereto or a Market Standoff Provision at least as restrictive as such lock-up letter; (D) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares, provided that (i) such plan or amendment does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period (except, in each case, to the extent a holder of Ordinary Shares is permitted to transfer shares during the Restricted Period in accordance with the restrictions set forth in the Lock-up Agreements to be entered into by such holder substantially to the effect set forth in Exhibit A); (E) the issuance by the Company of shares of its Class A ordinary shares upon the conversion of its Class B ordinary shares; (F) the exchange or conversion (or other means by which shares of one class or series can become another class or series) of any class or series of the share capital of the Company for any other class or series of shares of the share capital of the Company as described and as contemplated in the Prospectus; (G) the issuance by the Company of Securities in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of one or more persons or entities (including any assumption of employee benefit plans or equity incentive plans by the Company in connection with any such acquisition, and any issuance of securities pursuant to any such assumed plan), or (y) any joint ventures, commercial relationships and other strategic relationships of the Company or its subsidiaries; provided, that the aggregate number of Securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (G) shall not exceed 10% of the total number of Ordinary Shares outstanding immediately following the issuance of the Offered Securities contemplated by this Agreement; (H) the issuance by the Company of Securities in connection with (x) the acquisition of certain companies, or certain assets and/or employees of such companies, upon the achievement of certain post-closing milestones relating to such acquisitions, or (y) in consideration for post-combination services rendered to the Company by the former shareholders of such acquired companies or assets and/or employees of such companies, in each case as described in each of the Time of Sale Prospectus and Prospectus, provided, that the aggregate number of Securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (H) shall not exceed 0.25% of the total number of Ordinary Shares outstanding immediately following the issuance of the Offered Securities contemplated by this Agreement, provided further that in the case of clauses (E) through (H), the Company shall cause each recipient of such Securities to execute and deliver to Morgan Stanley a lock-up letter substantially in the form of Exhibit A hereto covering such Securities for the remainder of the Restricted Period (as defined in such lock-up letter) applicable to such recipient, to the extent such Securities held by such person are not otherwise bound by a lock-up letter in the form attached as Exhibit A hereto or a Market Standoff Provision at least as restrictive as such lock-up letter; (I) the filing of any registration statement(s) on Form S-8 relating to the securities (or the shares underlying such securities) granted or to be granted pursuant to (x) the Company’s equity incentive plans that are described in the Time of Sale Prospectus and the Prospectus or (y) any assumed employee benefit plan or equity incentive plan contemplated by this clause (I); or (J) the filing of registration statement(s) on Form F-1 and/or Form S-8 with respect to the registration of securities to be sold by holders of Company securities in accordance with the terms of the Lock-up Agreements to be entered into by such holders substantially to the effect set forth in Exhibit A.

(o) In addition, during the Restricted Period, the Company agrees to (A) enforce the Market Standoff Provisions and any similar transfer restrictions contained in any agreement between the Company and any of its securityholders, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, such transfer restrictions and (B) not release, amend or waive any such transfer restrictions with respect to any such holder without the prior written consent of Morgan Stanley, on behalf of the International Underwriters, except that this provision shall not prevent the Company from releasing stop transfer instructions or effecting such a waiver or amendment to permit a transfer of Securities that would be permissible with respect to such holder under the terms of the Lock-up Agreement in the form attached as Exhibit A hereto.

(p) If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions on the transfer of Offered Securities set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by (i) a press release substantially in the form of Exhibit B hereto through a major news service or (ii) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two business days before the effective date of the release or waiver.

8. Covenants of the Company. The Company covenants with each International Underwriter as follows:

(a) The Company will deliver to each International Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) The Company will deliver to each International Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each International Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each International Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d) All sums payable to an International Underwriters shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an International Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the International Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonably incurred and documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the International Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the International Underwriters pursuant to subsections (iii) and (iv) shall not exceed $50,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Offered Shares on the New York Stock Exchange and the listing of the Offered BDRs on the B3, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” or Testing-the-Waters Communication undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show or Testing-the-Waters Communication, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations or Testing-the-Waters Communications, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, in each case, with the prior approval of the Company, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the International Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, share transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

10. Covenants of the International Underwriters. Each International Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriters.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each International Underwriter and each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b) [reserved].

(c) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through Morgan

Stanley expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (the “Underwriter Information”), it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following: the [seventh] paragraph under the caption “Underwriting,” the [first, second, fourth, fifth, sixth and seventh] sentences of the [twenty-sixth] paragraph under the caption “Underwriting,” the [second] sentence of the [twenty-seventh] paragraph under the caption “Underwriting” and the [fifteenth] paragraph under the caption “Underwriting.”

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other hand in connection with the offering of the Offered Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Shares. The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Offered Shares they have purchased hereunder, and not joint.

(f) The Company and the International Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter, by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Shares.

12. Termination. The International Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market or the B3, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Brazil shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase Offered Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered Shares to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Shares that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Offered Shares without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement and the Brazilian Underwriting Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement or the Brazilian Underwriting Agreement) that relate to the offering of the Offered Shares, represents the entire agreement between the Company, on the one hand, and the International Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Shares.

(b) The Company acknowledges that in connection with the offering of the Offered Shares: (i) the International Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the International Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the International Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the International Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Shares.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the International Underwriters shall be delivered, mailed or sent to each of you as Representatives at (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, (ii) Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attention: Registration Department and (iii) Citigroup Global Markets Inc. at 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; if to the Company shall be delivered, mailed or sent to [address].

20. Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the transactions contemplated hereby (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any International Underwriter or any person controlling any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such International Underwriter or controlling person of any sum in such other currency, and only to the extent that such International Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such International Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter or controlling person hereunder, such International Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter or controlling person hereunder.

22. Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an International Underwriter or taken into account as a receipt in computing the taxable income of that International Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the International Underwriter under this Agreement shall be increased to such sum as will ensure that the International Underwriter shall be left with the sum it would have had in the absence of such tax.

[Remainder of page intentionally blank – signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NU HOLDINGS LTD.

By:
Name:
Title:

(Signature Page to International Underwriting Agreement)

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman Sachs & Co. LLC

By:
Name:
Title:

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

(Signature Page to International Underwriting Agreement)

SCHEDULE I

[RESERVED]

Sch. I-1

SCHEDULE II

International Underwriters	Number of Firm Shares To Be Purchased by International Underwriters

Morgan Stanley & Co. LLC	[•]

Goldman Sachs & Co. LLC	[•]

Citigroup Global Markets Inc.	[•]

Nu Invest Corretora de Valores S.A.	—

Allen & Company LLC	[•]

HSBC Securities (USA) Inc.	[•]

UBS Securities LLC	[•]

KeyBanc Capital Markets Inc.	[•]

Nau Securities Limited	[•]

Nomura Securities International Inc.	[•]

Numis Securities Inc.	[•]

Sanford C. Bernstein & Co., LLC	[•]

Susquehanna Financial Group, LLLP	[•]

Total:	[•]

Sch. II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued dated [•], 2021

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.

[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

Sch. III-1

SCHEDULE IV

Written Testing-the-Waters Communications

[•]

Sch. IV-1

SCHEDULE V

Lock-Up Parties

[•]

Sch. V-1

SCHEDULE VI

List of Subsidiaries

1.	Nu Argentina S.A.
2.	Internet – Fundo de Investimento em Participações Multiestratégia
3.	Nu Pagamentos S.A. – Instituição de Pagamento
4.	Nu Financeira S.A. – SCFI
5.	Nu Asset Management Ltda. (f.k.a. Nu Investimentos Ltda.)
6.	Nu Distribuidora de Títulos e Valores Mobiliarios Ltda.
7.	Nu Produtos Ltda.
8.	Nu Invest Título Corretora de Valores S.A. (f.k.a. Easynvest Título Corretora de Valores S.A.)
9.	Nu Participações Financeiras S.A. (f.k.a. Easynvest Holding Financeira S.A.)
10.	Nu Participações S.A. (f.k.a. Easynvest Participações S.A.)
11.	Nu Corretora de Seguros Ltda. (f.k.a. Easynvest Corretora de Seguros Ltda.)
12.	Easynvest Gestão de Recursos Ltda.
13.	Vérios Gestão de Recursos S.A.
14.	Nu Plataformas – Intermediação de Negocios e Serviços Ltda.
15.	Instituto Nu
16.	Fundo de Investimento em Direitos Creditórios NU
17.	Nu Fundo de Investimento Renda Fixa
18.	Fundo de Investimento Ostrum Soberano Renda Fixa Referenciado DI
19.	Nu Fundo de Investimentos em Ações
20.	Spin Pay Serviços de Pagamentos Ltda.
21.	Nu Cayman Ltd.
22.	Nu Colombia S.A.
23.	Nu Finanztechnologie GmbH
24.	Nu BN México, S.A. de C.V. (f.k.a. Nu BN México, S.A. de C.V., SOFOM)
25.	Nu BN Servicios México, S.A. de C.V.
26.	Nu BN Tecnologia, S.A. de C.V.
27.	Nu México Financiera, S.A. de C.V., SOFIPO (f.k.a. Akala, S.A. de C.V., S.F.P.)
28.	Nu Tecnologia S.A. (f.k.a. Zarfler S.A.)
29.	Medenio S.A. (f.k.a. NUPLAT S.A.)
30.	Nu 1-B, LLC
31.	Nu 2-B, LLC
32.	Nu 3-B, LLC
33.	Nu 1-A, LLC
34.	Nu 2-A, LLC
35.	Nu 3-A, LLC
36.	Nu Payments, LLC
37.	Nu MX LLC
38.	Cognitect, Inc.

Sch. VI-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

                             ____________, 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

As Representatives of the

several International Underwriters listed

in Schedule I to the Underwriting Agreement (as defined below)

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

The undersigned understands that: (1) Morgan Stanley & Co. LLC (“Morgan Stanley”), Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several International Underwriters named in Schedule I to such agreement (collectively, the “International Underwriters”), with Nu Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), providing for the initial public offering (the “International Offering”) of Class A ordinary shares, US$0.000006666666667 par value per share, of the Company (the “Class A Ordinary Shares”) pursuant to a Registration Statement on Form F-1 filed with the Securities and Exchange Commission; and (2) Nu Invest Corretora de Valores S.A., Banco Morgan Stanley S.A., Goldman Sachs do Brasil Banco Múltiplo S.A. and Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A. (the “Brazilian Underwriters”) propose to enter into a certain Instrumento Particular de Contrato de Coordenação, Colocação e Garantia Firme de Liquidação de Certificados de Depósito de Ações Ordinárias Classe A de Emissão da Nu Holdings Ltd. (the “Brazilian Underwriting Agreement”) with the Company, inter alia, providing for the initial public offering (the “Brazilian Offering”) of Class A Ordinary Shares in the form of Brazilian Depositary Receipts (“BDRs”), each BDR representing a certain fraction of a Class A Ordinary Share. The International Offering and the Brazilian Offering are hereinafter collectively referred to as the “Global Offering.” Capitalized terms used in this agreement (the “Lock-Up Agreement”) and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Exh. A-1

To induce the International Underwriters and the Brazilian Underwriters that may participate in the Global Offering to continue their efforts in connection with the Global Offering, the undersigned hereby agrees that, without the prior written consent of the Company and Morgan Stanley, it will not, and will not publicly disclose an intention to, during the period ending on the later of (i) the opening of trading on the second Trading Day (as defined below) immediately following the Company’s public release of earnings for the three months ended March 31, 2022 and (ii) the 181st day after the date of the final prospectus relating to the International Offering (the “Prospectus,” and such period as modified by paragraphs (a) and (b) below, as may be applicable to the undersigned, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company (“Ordinary Shares”) or BDRs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or BDRs (collectively, the “Other Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, BDRs or Other Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, BDRs or Other Securities, in cash or otherwise (any such action, a “Transfer”).

Notwithstanding the foregoing,

(a) if the undersigned is a current employee of the Company or its subsidiaries (including a current contractor or consultant of the Company or its subsidiaries, but excluding in all such cases any (i) former employee of the Company or its subsidiaries, (ii) current executive “officer” (as defined in Rule 16a-1(f) under the Exchange Act) or director of the Company (iii) Company Founder and (iv) existing non-employee investor) (each such person, an “Employee Shareholder”), subject to compliance with applicable securities laws including without limitation Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned may sell in the public market for a five-Trading Day period beginning on the commencement of trading on the third Trading Day on which the Class A Ordinary Shares are traded on the New York Stock Exchange (the “First Post-Offering Release Date”), a number of Ordinary Shares, BDRs and Other Securities not in excess of 15% of the Ordinary Shares, BDRs and Other Securities owned by the undersigned on the Reference Date (including exercisable share options as of the Reference Date (collectively, “Included Securities”)) (excluding any unvested or unexercisable warrants, convertible securities, share options, restricted share units or other equity awards issued by the Company and any Ordinary Shares, BDRs or Other

Exh. A-2

Securities subject to escrow, holdback or similar provisions under agreements related to mergers or acquisitions by the Company (collectively, “Excluded Securities”) as of the Reference Date) (the “First Window Eligible Shares”); provided that the last reported closing price of the Class A Ordinary Shares on the New York Stock Exchange for each Trading Day beginning on the first Trading Day on which the Class A Ordinary Shares are traded on the New York Stock Exchange and ending on the Trading Day immediately prior to the date of the First Post-Offering Release Date is at least 15% greater than the initial public offering price per share set forth on the cover page of the Prospectus; and

(b) if the undersigned is an Employee Shareholder, a former employee of the Company or its subsidiaries, a former contractor or consultant of the Company or its subsidiaries, or another existing investor (but excluding any (i) current executive “officer” (as defined in Rule 16a-1(f) under the Exchange Act) or director of the Company or (ii) Company Founder), subject to compliance with applicable securities laws including without limitation Rule 144 promulgated under the Securities Act, the undersigned may sell in the public market for a nine-Trading Day period beginning at the commencement of trading on the second Trading Day following the Company’s public release of earnings (which for this purpose shall not include “flash” numbers or preliminary or partial earnings) for the year ended December 31, 2021 (the “First Post-Offering Year-End Earnings Release”), (A) a number of Ordinary Shares, BDRs and Other Securities not in excess of 25% of the Ordinary Shares, BDRs and Other Securities owned by the undersigned on the Reference Date (including any Included Securities and excluding any Excluded Securities, in each case as of the Reference Date), plus (B) any remaining First Window Eligible Shares in the event the Employee Shareholder has not sold all of the First Window Eligible Shares pursuant to paragraph (a) above; provided that each of (1) the average of the last reported closing price of the Class A Ordinary Shares on the New York Stock Exchange for the ten-Trading Day period ending on and including the date of the First Post-Offering Year-End Earnings Release and (2) the closing price of the Class A Ordinary Shares on the first full Trading Day immediately following the date of the First Post-Offering Year-End Earnings Release, is at least 25% greater than the initial public offering price per share set forth on the cover page of the Prospectus.

Notwithstanding the foregoing, in addition to, and not by way of limitation of, any Transfers by the undersigned that are permitted pursuant to paragraphs (a) or (b) above, the undersigned may Transfer the undersigned’s Ordinary Shares, BDRs or Other Securities in the following transactions:

(1) transactions relating to Ordinary Shares, BDRs or Other Securities acquired from the International Underwriters or the Brazilian Underwriters in the Global Offering or in open market transactions after the completion of the Global Offering;

Exh. A-3

(2) Transfers of Ordinary Shares, BDRs or Other Securities as a bona fide gift or gifts, as charitable contributions or for bona fide estate planning purposes, provided that any such Transfer shall not involve a disposition for value;

(3) distributions of Ordinary Shares, BDRs or Other Securities to any immediate family member (as defined in the Company’s Articles of Association to be in effect as of the closing of the Global Offering) of the undersigned or to any trust, partnership, limited liability company or any other entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or, if the undersigned is a trust, to a trustor or beneficiary of the trust (including such beneficiary’s estate), provided that any such distribution shall not involve a disposition for value;

(4) Transfers to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will, other testamentary document or intestate succession or applicable laws of descent in connection with the death of the undersigned, provided that any such Transfer shall not involve a disposition for value;

(5) in connection with the pledge, hypothecation or other granting of a security interest in Ordinary Shares, BDRs or Other Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any such lending institution may transfer (or cause the transfer of) such Ordinary Shares, BDRs or such Other Securities in connection with any foreclosure or enforcement thereunder only in the following circumstances:

(i) if the undersigned is a director, officer or other employee of the Company (or any of its Affiliates) at the time of such loan, advance or extension of credit, to the extent the proceeds of the applicable loan, advance or extension of credit are used for the payment of taxes; or

(ii) if the undersigned is Banco Regional S.A., Glassbridge Inc., any of their Affiliates or a permitted transferee hereunder, to the extent the aggregate principal amounts of the applicable loans, advances, or extensions of credit for such shareholder does not exceed US$50 million;

(6) facilitating the establishment of a trading plan on behalf of a shareholder, employee, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or BDRs, provided that (i) such plan does not provide for the transfer of Ordinary Shares or BDRs during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or BDRs may be made under such plan during the Restricted Period;

Exh. A-4

(7) if the undersigned is a partnership, limited liability company, corporation, trust or other business entity, Transfers (i) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned, (ii) to any investment fund or other entity controlled or managed by the undersigned or Affiliates of the undersigned or (iii) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equity holders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; provided, that any such Transfer shall not involve a disposition for value;

(8) in connection with (i) the surrender by the undersigned to the Company of share options in connection with the exercise of such share options or restricted share units or other equity awards in connection with the vesting and settlement of such restricted share units or other equity awards solely to the extent permitted by the instruments representing such options granted under the Company’s equity incentive plans that are described in the Prospectus, and the receipt by the undersigned from the Company of Ordinary Shares or BDRs in connection with such exercise or settlement, or (ii) the disposition of Ordinary Shares or BDRs to the Company, or the withholding of Ordinary Shares or BDRs by the Company, in connection with the exercise of share options, in each case on a “net” or “cashless” exercise, or the vesting and settlement of restricted share units or other rights to purchase Ordinary Shares or BDRs, for the payment of the exercise price, tax withholdings, or remittance payments due as a result of the exercise of any such share options or vesting or settlement of such restricted share units or other rights to purchase Ordinary Shares or BDRs (including in all such cases, for the avoidance of doubt, dispositions to the Company effected pursuant to the Company’s sell to cover policy);

(9) Transfers to the Company, in connection with the repurchase of Ordinary Shares or BDRs issued under the Company’s equity incentive plans, limited only to plans described in the Prospectus, in each case, upon termination of the undersigned’s employment or service with the Company;

(10) by operation of law, such as pursuant to a qualified domestic order (including a divorce settlement, divorce decree or separation agreement) or order of a regulatory agency;

(11) in connection with the reclassification, repurchase, redemption, conversion or exchange of the Company’s Ordinary Shares or outstanding preferred shares in connection with the consummation of the Global Offering;

(12) in connection with the conversion of Class B Ordinary Shares into Class A Ordinary Shares, and (prior to the Closing Date), in connection with the conversion of Class A Ordinary Shares into Class B Ordinary Shares in accordance with the terms of the Company’s 11th Amended and Restated Memorandum and Articles of Association; provided, in each case that any such Class B Ordinary Shares or Class A Ordinary Shares received upon such conversion shall remain subject to the terms of this Lock-Up Agreement;

Exh. A-5

(13) after the closing date of the International Offering pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 50% of total voting power of the voting shares of the Company or the surviving entity (a “Change of Control Transaction”); provided, if such Change of Control Transaction is not completed, the undersigned’s Ordinary Shares, BDRs and Other Securities shall remain subject to the terms of this Lock-Up Agreement;

(14) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (2), (3), (4), (7) or (10); and

(15) any sales of Ordinary Shares by the undersigned to the International Underwriters pursuant to the Underwriting Agreement;

provided that in the case of any Transfer or distribution (i) pursuant to clause (2), (3), (4), (7), (10), (11), (13) or (14) each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement, except as otherwise provided herein, and (ii) pursuant to clause (1), (2), (3), (4), (6), (7), (8), (9), (10) or (14) no filing under the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares or BDRs shall be voluntarily made in connection with such Transfer during the Restricted Period (other than a required filing on Schedule 13D or Schedule 13G (or an amendment thereto)), and, if required, any such filing under the Exchange Act shall clearly indicate in the footnotes thereto the nature and conditions of such Transfer.

In addition, the undersigned agrees that, without the prior written consent of the Company and Morgan Stanley, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares, BDRs or Other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or BDRs except in compliance with the foregoing restrictions.

For purposes of this Lock-Up Agreement, a “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities; “Company Founder” means each of David Vélez Osorno, Cristina Helena Zingaretti Junqueira and Adam Edward Wible; and “Reference Date” is October 31, 2021.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Ordinary Shares or BDRs, or any Other Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Exh. A-6

If the undersigned is an officer or director of the Company, the undersigned further agrees that each of the foregoing restrictions shall be equally applicable to any issuer-directed Ordinary Shares or BDRs the undersigned may purchase in the Global Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or BDRs, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Company and Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company, the International Underwriters and the Brazilian Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Global Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that none of the International Underwriters or the Brazilian Underwriters have made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof nor have the International Underwriters or the Brazilian Underwriters solicited any action from the undersigned with respect to the Global Offering, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the International Underwriters and the Brazilian Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Global Offering, none of the International Underwriters or the Brazilian Underwriters are making a recommendation to you to participate in the Global Offering or sell any Class A Ordinary Shares or BDRs at the price determined in the Global Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any International Underwriter or Brazilian Underwriter is making such a recommendation.

Whether or not the Global Offering actually occurs depends on a number of factors, including market conditions. The International Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and International Underwriters. The Brazilian Offering will only be made pursuant to the Brazilian Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Brazilian Underwriters.

Exh. A-7

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the International Offering, (ii) the Company files an application to withdraw the registration statement related to the International Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Class A Ordinary Shares and BDRs to be sold thereunder, and (iv) December 31, 2021, if the Underwriting Agreement has not been executed by such date.

The undersigned and the Representatives hereby consent to receipt of this Lock-Up Agreement in electronic form and understand and agree that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exh. A-8

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                                     _____________, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the global offering by Nu Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), of [•] of the Company’s Class A ordinary shares, US$0.000006666666667 par value per share (“Ordinary Shares”) (including Class A ordinary shares represented by Brazilian Depositary Receipts (“BDRs”)), and the lock-up agreement dated [•], 2021 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to [____ Ordinary Shares] [____ BDRs] (the “Securities”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Securities, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several International Underwriters named in Schedule I to the Underwriting Agreement

Exh. B-1

By:
Name:
Title:

cc: Company

Exh. B-2

FORM OF PRESS RELEASE

[Name of Company]

[Date]

Nu Holdings Ltd. (the “Company”) announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the recent public sale by the Company of [•] of the Company’s Class A ordinary shares, US$0.000006666666667 par value per share (“Ordinary Shares”) (including Class A ordinary shares represented by Brazilian Depositary Receipts (“BDRs”)) is [waiving][releasing] a lock-up restriction with respect to [____ Ordinary Shares] [____ BDRs] held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__ , and the [Ordinary Shares][BDRs] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exh. B-3